EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Northstar Neuroscience, Inc. 2006 Performance Incentive Plan of our report dated March 12, 2007, with respect to the financial statements of Northstar Neuroscience, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2006, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Seattle, Washington

March 16, 2007